Contact:	Bohn H. Crain
Chief Executive Officer Radiant Logistics, Inc. (215) 545-2863

GOLF TWO COMPLETES CHANGE OF CONTROL TRANSACTION

New Management Moves to Create Global Logistics Enterprise Announcing
Letter of Intent on Platform Acquisition and Initial Funding Strategy
Initiates Name Change to “Radiant Logistics”

PHILADELPHIA, PA, October 20, 2005 - Golf Two, Inc. (the “Company”), a development stage company initially formed to establish and operate retail golf stores today announced that it completed a change of control transaction with a new management team, consisting of Bohn H. Crain and Stephen M. Cohen, acquiring 67.9% of the Company’s outstanding securities in privately negotiated purchases from the former officers and directors. In conjunction with the change of control transaction, the Company has: (i) elected to discontinue its former business model, and intends to reposition itself as a global transportation and supply chain management company; and (ii) initiates a name change to “Radiant Logistics, Inc.” to, among other things, better align its name with its new business focus. In addition, the Company announced a letter of intent to acquire its initial platform acquisition, a logistics company and, subject to confirmatory due diligence and securing adequate financing, its expectation to close the transaction not later than the first quarter of 2006. The Company also announced closing on subscriptions covering an initial $1.0 million of equity to fund its early-stage development efforts.

RADIANT’S MANAGEMENT AND BUSINESS STRATEGY

Radiant intends to build a leading global transportation and supply chain management company through the strategic acquisition of regional best-of-breed non-asset based transportation and logistics service providers and to offer its customers an expanding array of global supply chain services.

Radiant plans to achieve this objective by completing an initial platform acquisition and then expanding its geographic presence and service offerings through a combination of synergistic acquisitions and the organic expansion of its base of logistics operations.

Bohn Crain has been appointed as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman. Mr. Crain brings over 15 years of industry and capital markets experience in transportation and logistics. Since January 2005, Mr. Crain has served as the Chief Executive Officer of Radiant Capital Partners LLC (“Capital Partners”), an entity he formed to execute a consolidation strategy in the sector. Prior to founding Capital Partners, Mr. Crain served as the executive vice president and the chief financial officer of Stonepath Group, Inc. (“Stonepath”) from January 2002 until December 2004. Stonepath is a global non-asset based provider of third party logistics services listed on the American Stock Exchange. In 2001, Mr. Crain served as the executive vice president and chief financial officer of Schneider Logistics, Inc., a third-party logistics company, and from 2000 to 2001, he served as the vice president and treasurer of Florida East Coast Industries, Inc., a public company engaged in railroad and real estate businesses. Between 1989 and 2000, Mr. Crain held various vice president and treasury positions for CSX Corp., and several of its subsidiaries, a Fortune 500 transportation company listed on the New York Stock Exchange. Mr. Crain earned a Bachelor of Science in Accounting from the University of Texas.

Steve Cohen has been appointed as the Company’s General Counsel, Treasurer and Secretary and member of its Board of Directors. In 2004, Mr. Cohen founded SMC Capital Advisors, Inc. which provides business and legal consulting services focusing on corporate finance and federal securities matters. From 2000 until 2004 Mr. Cohen served as senior vice president, general counsel and secretary of Stonepath, where he helped transition that company from a venture investor in early stage technology businesses to a global logistics company and assisted in the acquisition of domestic and international logistics companies in the United States, Asia and South America. Prior to 2000, Mr. Cohen practiced law, including having been a shareholder of Buchanan Ingersoll P.C., from 1996 to 2000, and a partner at Clark, Ladner, Fortenbaugh & Young from 1990 to 1996. Mr. Cohen earned a Bachelor of Science in Accounting from the School of Commerce and Finance of Villanova University in 1977, a Juris Doctor from Temple University in 1980, and an LLM in Taxation from Villanova University School of Law. Mr. Cohen is licensed to practice law in Pennsylvania.

TARGETED PLATFORM ACQUISITION AND INITIAL FUNDING

Radiant has entered into a letter of intent to acquire its initial platform company which provides domestic and international freight forwarding services to a diversified account base of over 6,000 customers including manufacturers, distributors and retailers using a network of over 3,000 independent carriers and over 100 international agents positioned strategically around the world. Based upon unaudited management financial information provided to Radiant in connection with its due diligence efforts, for the fiscal year ended June 30, 2005, the platform company realized normalized income from continuing operations of approximately $2.5 million on gross revenues of approximately $53.0 million.

Pursuant to the letter of intent, Radiant agreed to acquire its platform company in a transaction valued up to $14,000,000, consisting of $10,000,000 payable in cash at closing; with the balance, subject to certain earn-out obligations, payable over a five-year period in a combination of cash and stock. Radiant expects to finance the purchase price through a combination of a senior debt facility and a planned equity financing, both of which are in process, subject to completion. Subject to its confirmatory due diligence and securing adequate purchase financing, Radiant expects to close the transaction not later than the first quarter of 2006.

According to Company CEO, Bohn Crain, “Radiant represents a unique opportunity to rejoin forces with Steve Cohen to leverage our prior experience in building a global logistics enterprise. “We firmly believe that our (1) consolidation strategy, (2) expected access to growth capital to pursue additional profitable companies and (3) the additional value-added logistics services that we will organize around our core freight forwarding capabilities, will provide us with competitive advantages as an emerging global logistics services organization. These initiatives will fuel our continued growth through a combination of acquisition and organic expansion and allow us to create value for our customers, our employees and ultimately our shareholders.”

About Radiant Logistics

Radiant Logistics (www.radiant-logistics.com) expects to build a global transportation and supply chain management company through the strategic acquisition of regional best-of-breed non-asset based transportation and logistics service providers to offer its customers an expanding array of global supply chain services including time definite transportation and distribution solutions and a broad range of value added supply chain management services. For more information about Radiant Logistics, please contact Bohn Crain at (215) 545-2863.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. While it is impossible to identify all of the factors that may cause our actual operating performance, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors will be identified in our future Securities and Exchange Commission filings and other public announcements. In connection with our proposed platform acquisition, we have made certain assumptions that, if not realized, could cause actual results or events to differ materially from our expectations Factors that might cause or contribute to such a material difference include, but are not limited to: (i) our ability to complete the pending acquisition on terms similar to those set forth in the letter of intent or otherwise, with the recognition that closing is subject to customary closing conditions, certain of which may be beyond our control; (ii) our ability to secure the necessary level of financing to complete the acquisition, whether on terms we believe are commercially reasonable, or otherwise; (iii) our assumption that the audited financial statements of the platform company (that will be completed prior to closing) will not differ materially from the unaudited financial statements reviewed by us; (iv) our assumption that the post closing level of operations of the platform company will be consistent with its level of historic operations; and (v) our belief that the transaction will constitute a platform acquisition under our business strategy. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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